UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2006
_________________________

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of President and Director. As previously reported on the Company’s Form 8-K filed on April 2, 2007, John Hopkins confirmed to the Board of Directors his resignation as a director in January 2007. Mr. Hopkins also resigned as President of the Company, although the effective date of this resignation is in dispute. At the time of the filing of the Form 8-K, Mr. Hopkins had informed the Company that he did not agree with some of the statements in the Form 8-K, and that he intended to submit a letter describing his points of disagreement. The Company recently received a letter for Mr. Hopkins’ attorney, expressing some disagreements with the content of the Form 8-K. This amendment is filed to provide a copy of that letter. The Company and Mr. Hopkins have a disagreement concerning the severance payments related to his resignation.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable

(b) Pro Forma Financial Information.
Not applicable

(c) Shell Company Transactions.
Not Applicable

(d) Exhibits.

Exhibit Number	Description

17.1	Letter dated July 13, 2007 from W. Mark Gavre, attorney for John M. Hopkins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2007	EAU TECHNOLOGIES, INC.

By: /s/ Wade R. Bradley
Wade R. Bradley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

17.1	Letter dated July 13, 2007 from W. Mark Gavre, attorney for John M. Hopkins